UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

Sucampo Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 King Farm Boulevard, Suite 550 Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 23, 2016, Sucampo Pharmaceuticals, Inc. (the “Company”) entered into an amended and restated employment agreement with Peter Lichtlen, the Company’s Chief Medical Officer. A summary of the changes to Dr. Lichtlen’s existing contract is included below.

Revisions to Employment Agreement

In July 2015, the Compensation Committee of the Company’s Board of Directors (the “Committee”) recommended a change to the compensation payable to the Company’s senior executive officers. In the event of a termination of service following a change of control of the Company, in addition to the other severance benefits due in such event, the Committee recommended a one-time payment equal to 150% of the executive officers’ target bonuses. Prior to this change, Dr. Lichtlen’s agreement did not provide for such a payment. In connection with this change, the Committee recommended a review and, if needed, update of the Company’s employment agreements with its senior management.

In July 2016, the Committee approved a new form of executive employment agreement to reflect the bonus payable upon a change of control termination, as described above. Because Dr. Lichtlen is employed by the Company’s Swiss affiliate, Sucampo AG, and works in Switzerland, the standard agreement for U.S.-based executives was adapted to comply with Swiss employment law and practices. Accordingly, Dr. Lichtlen’s amended and restated employment agreement includes the following changes from his prior employment agreement:

•	The agreement reflects Dr. Lichtlen’s 2016 base salary of CHF 357,328.

•	The agreement now provides a severance benefit upon Dr. Lichtlen’s death or disability equal to 12 months of his then-current base salary. His prior agreement did not include a cash severance benefit in the event of a termination of service due to death or disability. The new agreement also provides for accelerated vesting for unvested, outstanding stock options that would have vested during the 12-month period following the date of termination due to death or disability.

The foregoing summary of the amended and restated employment agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by the full amended and restated employment agreement, which the Company will file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: August 26, 2016	By:	/s/ Andrew Smith
		Name:	Andrew Smith
		Title:	Chief Financial Officer